Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements  on Forms S-3 (File No. 333-11492, File No. 333-36785, File No. 333-37420 and File No. 333-70951) and Forms S-8 (File No. 333-08249, File No.  333-08251, File No. 333-30854, File No.  333-30926, File No.  333-55316, File No. 333-66903 and File No. 333-70947) of New Century Equity Holdings Corp. of our report dated March 25, 2008, which appears on page 21 of this Annual Report on Form 10-K for the year ended December 31, 2007.

                              /s/ BURTON McCUMBER & CORTEZ, L.L.P.

Brownsville, Texas
March 26, 2008